UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 2, 2016

Wabash National Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification No.)
of incorporation)

1000 Sagamore Parkway South, Lafayette, Indiana    47905

     (Address of principal executive offices)               (Zip Code)

Registrant’s telephone number, including area code:
(765) 771-5300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On February 2, 2016, Wabash National Corporation (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2015. A copy of the Registrant’s press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01 Other Events.

On February 2, 2016, Wabash National Corporation (“the Company”) authorized a share repurchase program pursuant to which the Company may, from time to time, purchase shares of its common stock for an aggregate repurchase price not to exceed $100 million over a two year period. Stock repurchases may be made in the open market or in private transactions at times and in amounts determined by the Company. A copy of a press release announcing the action taken by the board of directors is attached hereto as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

99.1 Wabash National Corporation press release dated February 2, 2016.

99.2 Wabash National Corporation press release dated February 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WABASH NATIONAL CORPORATION

Date: February 2, 2016	By:	/s/ Jeffery L. Taylor Jeffery L. Taylor Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Wabash National Corporation Press Release dated February 2, 2016
99.2	Wabash National Corporation Press Release dated February 2, 2016

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